EXHIBIT 26


                       Executive Officers and Directors
                                      of
                      Donaldson, Lufkin & Jenrette, Inc.


               The names of the Directors and the names and titles of the Executive Officers of Donaldson, Lufkin & Jenrette, Inc. ("DLJ") and their business addresses and principal occupations are set forth below. If no is address given, the Director's or Executive Officer's business address is that of DLJ at 277 Park Avenue, New York, New York 10172. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to DLJ and each individual is a United States citizen.

 Name, Business Address                 Present Principal Occupation
 ----------------------                 ----------------------------

* John  S. Chalsty                      Chairman and Chief Executive Officer;
                                        Chairman and Chief Executive Officer,
                                        Donaldson, Lufkin & Jenrette, Inc.

* Joe L. Roby                           President and Chief Operating Officer;
                                        President and Chief Operating Officer,
                                        Donaldson, Lufkin & Jenrette, Inc.

* Claude Bebear (1)                     Chairman and Chief Executive Officer,
  AXA                                   AXA
  23, avenue Matignon
  75008 Paris, France

* Henrie de Castries (1)                Executive Vice President Financial
  AXA                                   Services and Life Insurance Activities,
  23, avenue Matignon                   AXA
  75008 Paris, France

* Kevin Dolan                           Executive Vice President, AXA Asset
  AXA Asset Management                  Management
  40, rue de Collissee
  75008 Paris, France

* Louis Harris                          Chairman and Chief Executive Officer,
  LH Research                           LH Research (research)
  152 East 38th Street
  New York, New York  10016-2605

* Henri G. Hottingeur (2)               Chairman and Chief Executive Officer,
  Banque Hottingeur                     Banque Hottingeur (banking)
  38, Rue de Provence
  75009 Paris, France

* W. Edwin Jarmain (3)                  President, Jarmain Group Inc. (private
  Jarmain Group Inc.                    investment holding company)
  95 Wellington Street West
  Suite 805
  Toronto, Canada

* Francis Jungers                       Retired Chairman, Arabian American Oil
  19880 NW Nestuccca Drive              Company (oil industry)
  Portland, Oregon  97229

* Joseph J. Melone                      President and Chief Executive Officer,
  The Equitable Companies Incorporated The Equitable Companies Incorporated 787 Seventh Avenue
  New York, New York  10019

* W.J. Sanders, III                     Chairman and Chief Executive Officer,
  Advanced Micro Devices, Inc.          Advanced Micro Devices
  901 Thompson Place
  Sunnyvale, CA  94086

* Jerry M. de St. Paer                  Executive Vice President and Chief
  The Equitable Companies Incorporated  Financial Officer, The Equitable
  787 Seventh Avenue                    Companies Incorporated
  New York, New York 10019

* John C. West                          Former Ambassador to Saudi Arabia
  Bothea, Jordan & Griffin
  23B Shelter Cove
  Hilton Head Island, SC  29928

* Carl B. Menges                        Vice Chairman of the Board

* Hamilton E. James                     Managing Director

* Richard S. Pecther                    Managing Director

* Theodore P. Shen                      Managing Director

* Anthony F. Daddino                    Executive Vice President and Chief
                                        Financial Officer

* Robert J. Albano                      Senior Vice President and Director of
                                        Compliance and Regulatory Affairs

  Michael M. Bendik                     Senior Vice President and Chief
                                        Accounting Officer

  Michael A. Boyd                       Senior Vice President and General
                                        Counsel

  Joseph D. Donnelly                    Senior Vice President and Associate
  One Pershing Plaza                    General Counsel
  Jersey City, New Jersey  07599

  Stuart S. Flamberg                    Senior Vice President and Director of
                                        Taxes

  Roy A. Garman                         Senior Vice President and Controller

  Charles J. Hendrickson                Senior Vice President and Treasurer

  Gerald B. Rigg                        Senior Vice President and Director of
                                        Human Resources

  Thomas E. Siegler                     Senior Vice President and Secretary

  Lucia D. Swanson                      Senior Vice President and Associate
                                        General Counsel
_______________________________
*     Director
(1)   Citizen of the Republic of France
(2)   Citizen of Canada
(3)   Citizen of Switzerland